UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

February 28, 2002
Date of Report (Date of earliest event reported)

Commission File Number 000-31529

ADVANCED SWITCHING COMMUNICATIONS, INC.
(Exact name of Registrant as specified in its charter)

Delaware	54-1865834
(State or other jurisdiction of incorporation or organization)	(IRS Employer Identification Number)

8330 Boone Boulevard
Vienna, Virginia 22182

(Address of principal executive offices) (Zip Code)

Registrant's telephone number, including area code: (703) 448-5540

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Item 5.          Other Events.

          On February 28, 2002, Advanced Switching Communications, Inc. reported its results for the fourth quarter and full year 2001.

          The Company also announced that, on February 21, 2002, a complaint was filed in the United States District Court for the Eastern District of Virginia against the Company and certain of its current and former officers and directors. The plaintiffs in this action claim to own a total of 100 shares and purport to act on behalf of a class of other shareholders. The complaint alleges violations of the federal securities laws in connection with the Company's initial public offering and subsequent public statements

          The press release issued by the Company, dated February 28, 2002, is attached hereto as Exhibit 99.1.

Item 7.          Financial Statements, Pro Forma Financial Information and Exhibits.

          (c)        Exhibits

                      99.1 Press Release dated February 28, 2002.

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SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

ADVANCED SWITCHING COMMUNICATIONS, INC.

Dated: February 28, 2002

By: /s/ Sherry L. Rhodes
      Sherry L. Rhodes
      General Counsel